EXHIBIT 10(iii).14

BALDOR ELECTRIC COMPANY

STOCK UNIT AGREEMENT

For Non-Employee Directors

This Agreement is entered into as of «DATE» (the “Agreement Date”), by and between BALDOR ELECTRIC COMPANY (the “Company”), and «OPTIONEE» (ID# «SS») (the “Director”). Together they agree to the following.

WHEREAS, the Company established, and the shareholders of the Company approved, the Baldor Electric Company 2006 Equity Incentive Plan (the “Plan”) pursuant to which options, stock appreciation rights, restricted stock and Stock Units covering an aggregate of 3,000,000 shares of the Stock of the Company may be granted to employees, service providers and directors of the Company and its subsidiaries;

WHEREAS, the Board of Directors of the Company, and the Administrator of the Plan appointed by the Board of Directors, has determined that the interests of the Company will be advanced by encouraging and enabling certain of its non-employee directors to own shares of the common stock of the Company;

NOW, THEREFORE, in consideration of services rendered as a director, Stock Units are hereby awarded subject to the terms and conditions as follows:

Section 1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

A.	“Award” means the award provided for in Section 2.

B.	“Board of Directors” means the Board of Directors of the Company.

C.	“Date of Award” means date granted by the Compensation Committee of the Company’s Board of Directors.

D.	“Stock” means the common stock of the Company.

Section 2. Award

Subject to the terms of this Agreement, the Company hereby awards to the Director «UNITS_» Stock Units, effective as of the Date of Award. Each Stock Unit represents the obligation of the Company to transfer one share of Stock to the Director at the time provided in Section 5 of this Agreement.

Section 3. Bookkeeping Account

The Company shall record the number of Stock Units granted hereunder to a bookkeeping account for the Director (the “Stock Unit Account”). The Director’s Stock Unit Account shall be debited by the number of Stock Units, transferred to the Director in accordance with Section 5 with respect to such Stock Units.

Section 4. Vesting

The Stock Units shall be fully vested immediately on «EXERVEST».

Section 5. Distribution of Shares

Shares of Stock equal to the number of Stock Units credited to the Stock Unit Account of the Director shall become distributable as soon as administratively feasible after the Award Date prescribed above; and shall be transferred to the Director no later than the later of the end of the calendar year in which the Award Date occurs or the 15th day of the third calendar month following such Award Date.

Section 6. Shareholder Rights

The Director shall not have any of the rights of a shareholder of the Company with respect to Stock Units, such as the right to vote.

Section 7. Units Non-Transferable

Stock Units awarded hereunder shall not be transferable by the Director. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Director and his Beneficiaries under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Director or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

Section 8. Tax Withholding

The Director may elect to have the Company withhold income tax attributable to the transfer of such Shares, with such withholding satisfied by a reduction of the number of shares otherwise transferable under this Agreement.

Section 9. Source of Payment

Shares of Stock transferable to the Director, or his Beneficiary, under this Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure the Employee’s right to receive shares of Stock under this Agreement. The Director shall not have any rights with respect to transfer of shares of Stock under this Agreement other than the unsecured right to receive shares of Stock from the Company.

Section 70. Amendment

This Agreement may be amended by mutual consent of the parties hereto by written agreement.

Section 81. Governing Law

This Agreement shall be construed and administered in accordance with the laws of the State of Missouri.

BALDOR ELECTRIC COMPANY	ATTEST:

John A. McFarland	Ronald E. Tucker
Chairman and CEO	President, CFO and Secretary

Director’s Signature	Director’s Printed Name

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